EXHIBIT 4.3

TRANSLATION

TENANCY AGREEMENT

Lessor ( Party A )	:	Shenzhen Shekou Yu Yi Shareholding Co Ltd
Address	:	1/1, Yu Yi Building, Yu Yi Estate, Shekou Shenzhen
“Leased Property Permit “	:
Representative	:
Address	:

Lessee ( Party B )	:	Jetcrown Industrial (Shenzhen) Limited
Address	:	Wing Village Industrial Estate, Shekou, Shenzhen.
Business Registration No. or Identity Card No.	:

               According to “Shenzhen Special Economic Zone Leased Property Ordinance” and its executing regulations, and through the sufficient negotiation of Party A and Party B, they signed this contract.

The contents of the contract are as follows:

1.	Party A owns and leases the property situate at 1/F-2/F, Block A, Wing Village Industrial Estate, Nan Shan District, Shenzhen (two floors in total) to Party B. The construction area is 2,051.00 square meters in total.

2.	The rental for the property is calculated at DOLLARS TWENTY-SEVEN RENMINBI ( RMB27.00 ) per square meter of construction area per month for floor one and DOLLARS NINETEEN RENMINBI (RMB19.00) per square meter for second floor of construction area per month. Total rental is DOLLARS FORTY-SEVEN THOUSAND ONE HUNDRED AND FORTY-FIVE RENMINBI ( RMB47,145.00 )

3.	The first rental payment of amount FORTY-SEVEN THOUSAND ONE HUNDRED AND FORTY-FIVE RENMINBI (RMB 47,145.00) should be paid by Party B before June 1, 2005.

4.	Rental shall be paid on or before 10th day of each month.

5.	The rental period for the said property is two year, starting from June 1, 2005 to May 31, 2007.

6.	Party B can use the property for industrial purpose. Party A should make sure the leased property can be used for the aforesaid purpose. In case Party B uses the property for the other purpose, the approval of Party A should be sought. And Party B should complete all the reporting and approval procedures in respect of the change of property use according to the relevant legal regulations.

7.	Party A should hand over the property for Party B use before 1 June 2005. If the hand over date is later than that of the aforementioned, Party B is entitled to request to defer the effective date of the agreement, both parties should provide this term in writing.

8.	During the hand over, both parties should have an agreement for the property and its facilities and add the details on the appendix.

9.	When Party A hand over the property, he is entitled to collect a guarantee sum, equals to three months’ rental. The guarantee sum is DOLLARS OF ONE HUNDRED EIGHTEEN THOUSAND SIX HUNDRED AND SIXTY-EIGHT RENMINBI (RMB 118,668). After receiving the guarantee sum from Party B, Party A should provide receipt to Party B.

10.	During the rental period, Party A shall be responsible to pay for the property tax, land-use fees and the rental housing management fees of the property. Party B shall be responsible for the water, electricity, cleaning and management charges.

11.	Party A should ensure the security of the property and its internal facilities complies with the relevant provisions of rules and regulations. If Party B or his property suffers any lose due to the fraud of Party A, Party B reserve the right to request compensation from Party A.

12.	Party B should make sure the property usage complies with the rules as well during the rental period and Party A can not disturb the usage of the property.

13.	During the rental period, if there is an occurrence of damage or out of order of the property and its facilities which will prevent its safe and normal usage, Party B should inform Party A in time and carry out effective measures; Party A after receiving Party B’s notice should carry out repair and maintenance works within three days; if Party B cannot reach Party Aor Party A refuses to repair, Party B can repair it instead after getting the certification of the agreement registration authority. In emergency case which the property need immediate repair, Party B should carry out the repair and maintenance works and inform Party A in time. For the above situations, Party A should bear the repair or maintenance expenses. If Party B can not complies with the above obligations and cause to significant loss, the repair and maintenance expenses should be borne by Party B.

14.	If there is an occurrence of damage or out of order of the property and its facilities which arising from Party B’s improper or unreasonable use, Party B should bear this responsibility and repair or provide compensation in time. If Party B refuses to repair or compensate, Party A can repair it on behalf of

Party B after getting the certification of the agreement registration authority. The repairs and maintenance charges should be borne by Party B.

15.	During the tenancy period, if Party A wants to alter, expand or renovate the property because of needs, with the agreement of Party B and approval of the relevant government department, improvement works can be carried out then. Both parties should sign a separate written agreement on this area. Similarly, Party B can renovate the property with the agreement of Party A and the approval of the relevant government department. Regarding this area, a separate written agreement is required as well.

16.	Without the written agreement of Party A, Party B is not allowed to sublet the property to third party either partly or wholly. With Party A’s agreement to sublet the property, Party B should complete the registration procedures with the Leasing Property Department. But the period of sublet should not be longer than that of the original tenancy agreement made between Party A and B.

17.	During the tenancy period, Party A wants to sell the property either wholly or partly, he should give one month notice to Party B. Party B has the first priority to purchase the property under the same conditions offered by the third party. If the property right has been transferred to a third party, Party A should make sure the new owner completed the contract as if the property right hasn’t change.

18.	During the tenancy period, the contract will be terminated automatically under either one of the following conditions:

(1)	an occurrence of natural disasters or accident, and as a result the contract cannot be completed;

(2)	the government decides to make a requisition of the land on which the aforesaid property builds and the property has to torn down as a result;

(3)	Both parties agree with the arrangement.

19.	Party A reserves the right for not to return the guarantee deposit due to either one of the following conditions.

(1)	Party B doesn’t pay the rental for more than one month;

(2)	Party B doesn’t pay the rental and cause to the loss of Party A;

(3)	Party B use the property for illegal purpose and cause to general damage.

(4)	Without the permission of Party A and the relevant government department, Party B change the use of the property and its structure;

(5)	Party B in breach of the provision set out in Item (14), in other words, he refused to bear the responsibility of repair and maintenance or paid the related expenses and as a result, the property becomes serious damaged;

(6)	Without the written permission of Party A and the relevant government department, Party B renovate the property;

(7)	Without the permission of Party A, Party B sublet the property to third party.

Party A reserves the right to terminate the contract or made amendment of the contract based on the aforesaid situations.

20.	Party B reserves the right to terminate the contract because of the following conditions. Party A should compensate Party B for any loss incurred arising from the termination.

(1)	Party A delayed the handover of the property;

(2)	Party A in breach of the contract term (11), as a result, the property cannot be used for the purpose as stated before;

(3)	Party A in breach of the contract term (13), in other words, he refused to bear the responsibility of repair and maintenance or paid the related expenses, and as a result, the property cannot be used for the purpose as stated before;

(4)	Without the agreement of Party B and the approval of the relevant government department, Party A carries out the alteration, expansion, or renovation works.

21.	Upon the expiry of the contract, Party B should move out within ten days of the expiry and then hand over the property and internal facilities to Party A in good condition. Party B should clear all the outstanding charges with Party A. Party B doesn’t move out and hand over the property, Party A reserve the right to return the property and request double rental expenses for the outstanding balances.

22.	Upon the expiry of the tenancy agreement, if Party B wants to renew the contract, he should inform Party A two month before the expiry. If Party A continues to rent out the property, Party B should be given a first priority to be the lessee under the same conditions as offered by third party. If both parties can reach an agreement on renewal, they should sign a new contract which should be re-registered with the Contract Registration Registry.

23.	Both parties should comply with the term conditions state in the contract. The party who break the contract should indemnify the actual loss and bear the legal responsibility.

24.	If both parties want to insert or delete terms, it can be made in the Supplementary Clause. The provisions of Supplementary Clause and the main contract are of equal validity. If there shall be anything that is not provided for by this agreement, the parties can make any supplement after negotiation, and the supplement will of equal validity with the main contract only after the certification of the Contract Registration Registry.

25.	If there shall be any dispute arising through fulfillment, it should be solved by the discussions and negotiations of the parties. If there shall be no agreement made in negotiation, mediation can raise a prosecution in People’s Court.

26.	This contract takes effect after signed by two parties. Both parties should take the signed copy to the Contract Registration Registry for registration.

27.	This contract is written in Chinese.

28.	This contract is made in four copies, each party will keep one, one will be kept in the Contract Registration Registry and the remaining one will be kept by relevant department.

Party A ( Signature & Chop ):
Authorized Representative: < Signed >
Contact Telephone No.:
Bank Account No.:
Authorized Agent ( Signature & Chop ):	29 April 2005

Party B ( Signature & Chop ):
Authorized Representative: < Signed >
Contact Telephone No.:
Bank Account No.:
Authorized Agent ( Signature & Chop ):

29 April 2005

Register ( Signature & Chop ):

Contract Registration Registry ( Signature & Chop ):

Appendix

1.	Rental will be paid by Party B once for the two years.

Party A ( Chop ):	Party B (Chop):
Authorized Representative:	Authorized Representative: